UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

____________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

____________________________________________________________

Date of Report (Date of earliest event reported): November 12, 2013

EXPERIENCE ART AND DESIGN, INC.

(Exact Name of Registrant as Specified in Charter)

                          Nevada                                                 333-174155                                            27-4673791

                    (State or other jurisdiction                      (Commission File Number)                              (IRS Employer

                           of incorporation)                                                                                                    Identification No.)

                                 7504 SW Bridgeport Road, Portland, OR                                      97224

                                             (Address of principal executive offices)                                                (Zip Code)

          971-202-2435____

Registrant’s telephone number, including area code

27929 S. W. 95th Avenue, Suite 1101, Wilsonville, OR 97070

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

CURRENT REPORT ON FORM 8-K

EXPERIENCE ART AND DESIGN, INC.

Item 8.01        Other Information

In its Current Report on Form 8-K filed on June 7, 2013, Experience Art and Design, Inc. (the “Company”) disclosed the execution of a non-binding Summary of Terms (“Term Sheet”) with Masterpiece Investments Corp., an Oregon corporation (“MPI”), for the negotiation of a possible acquisition transaction in which the Company would acquire certain assets (the “Purchased Assets”) of MPI (the “Acquisition”) including MPI’s inventory of bronze sculpture moulds, works in process, rights under art procurement agreements with original artists and rights to acquire Lorenzo Ghiglieri art work and rights to art work held by MPI. The Term Sheet provided that if the parties had not executed a definitive purchase agreement by September 2, 2013, the Term Sheet would expire unless extended by mutual agreement of the parties.

On November 12, 2013, the Company received a formal termination notice of the Term Sheet from MPI.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: December 2, 2013	EXPERIENCE ART AND DESIGN, INC.

By: /s/ Kenneth R. Kepp
Kenneth R. Kepp
Chief Financial Officer and Chief Operating Officer